PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA DECLARES THIRD QUARTER 2017 COMMON AND PREFERRED STOCK DIVIDENDS

•	BOARD DECLARES THIRD QUARTER 2017 DIVIDEND OF $0.50 PER SHARE OF COMMON STOCK

•	BOARD EXPECTS TO MAINTAIN A $0.50 DIVIDEND FOR THE FOURTH QUARTER OF 2017

•	BOARD DECLARES THIRD QUARTER 2017 DIVIDEND OF $0.50 PER SHARE OF 8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

•	BOARD DECLARES THIRD QUARTER 2017 DIVIDEND OF $0.50 PER SHARE OF 8% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
The Board of Directors of Chimera announced the declaration of its third quarter cash dividend of $0.50 per common share. The dividend is payable October 27, 2017 to common stockholders of record on September 29, 2017. The ex-dividend date is September 27, 2017.

The Board of Directors of Chimera also announced the declaration of its third quarter cash dividend of $0.50 per share of 8% Series A Cumulative Redeemable Preferred Stock. The dividend is payable September 29, 2017 to preferred shareholders of record on September 1, 2017. The ex-dividend date is August 30, 2017.

The Board of Directors of Chimera also announced the declaration of its third quarter cash dividend of $0.50 per share of 8% Series B Cumulative Redeemable Preferred Stock. The dividend is payable September 29, 2017 to preferred shareholders of record on September 1, 2017. The ex-dividend date is August 30, 2017.

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.